Exhibit 99.1

1999 Bryan Street, Suite 1200 Dallas, Texas 75201 1.214.583.8500 Fax 1.214.638.0447

FOR IMMEDIATE RELEASE

Jacobs Progresses Portfolio Transformation, Completes $3.3 Billion Sale of Energy, Chemicals and Resources Segment

DALLAS – April 29, 2019 – Jacobs (NYSE: JEC) today announced that it has successfully closed the previously announced sale of its Energy, Chemicals and Resources (ECR) segment to WorleyParsons Limited (ASX: WOR).

The completion of this deal marks a milestone in Jacobs’ strategy to transform its portfolio emphasizing growth of its continuing businesses—Aerospace, Technology and Nuclear (ATN); and Buildings, Infrastructure & Advanced Facilities (BIAF)—to address disruptive shifts in technology, urbanization, the environment, climate and resiliency to create a more connected and sustainable world.

“With admiration for the people of the ECR business, which dates back to our company’s founding more than 70 years ago, we extend appreciation and best wishes for continued success as a new force for the future of the energy sector,” said Jacobs Chair and CEO Steve Demetriou.

“Jacobs is poised for higher-margin growth as the leading provider of advanced technologies and solutions for critical challenges such as infrastructure, mobility, water, cybersecurity and digital demands,” Demetriou continued. “Proceeds of the sale provide increased financial flexibility to invest in the talent and capabilities of our ATN and BIAF businesses, advancing industry-leading innovation and sustainable solutions that are priorities for our clients.”

Use of Proceeds

Jacobs will initially use proceeds to pay down floating-rate debt, while also maintaining a disciplined approach to deploy capital for increased shareholder value, including the accelerated share repurchase program announced in February; organic growth driven by innovation; and strategic acquisitions complementing the company’s portfolio and profitable growth strategy, such as last week’s announced acquisition of KeyW, provider of advanced security and technology solutions.

About Jacobs

Jacobs leads the global professional services sector delivering solutions for a more connected, sustainable world. With approximately $12 billion in fiscal 2018 revenue and a talent force of more than 50,000 excluding the divested ECR business, Jacobs provides a full spectrum of services including scientific, technical, professional and construction- and program-management for business, industrial, commercial, government and infrastructure sectors. For more information, visit www.jacobs.com, and connect with Jacobs on LinkedIn, Twitter, Facebook and Instagram.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same.  Statements made in this press release that are not based on historical fact are forward-looking statements. Although such statements are based on management’s current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. For a description of some additional factors that may occur that could cause actual results to differ from forward-looking statements see our Annual Report on Form 10-K for the year ended September 28, 2018, in particular, the discussions contained under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations, and our Quarterly Report on Form 10-Q for the quarter ended December 28, 2018, and in particular the discussions contained under Part I, Item 2 - Management’s Discussion and Analysis of Financial Condition and Results of Operations; Part II, Item 1 - Legal Proceedings; and Part II, Item 1A - Risk Factors,  as well as our other filings with the Securities and Exchange Commission.  The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.

For additional information contact:

Investors:
Jonathan Doros, 214-583-8596
jonathan.doros@jacobs.com

Media:
Lorrie Paul Crum, 303-525-2916
lorrie.crum@jacobs.com